Exhibit 99.1
PRESS RELEASE

Contact:	Mark E. Hood Senior Vice President, Chief Financial Officer

Phone:	(314) 633-7255
Panera Bread Reports Financial Results for the Fiscal Year and Fourth Quarter Ended December 27,
2005 and Raises 2006 Earnings Per Share Target
HIGHLIGHTS
•	Fiscal 2005 and fourth quarter net income increased 35% and 15%, respectively

•	Fiscal 2005 and fourth quarter earnings per diluted share increased 32% and 13%, respectively

•	Fiscal 2005 and fourth quarter system-wide comparable bakery-cafe sales increased 7.8% and 7.7%, respectively

•	53 bakery-cafes opened in fourth quarter bringing 2005 openings to 139

•	System-wide bakery-cafes reached 877 units as of December 27, 2005

•	Fiscal 2006 EPS target raised to $1.91 to $1.95 (including $0.13 for option expense)

•	First quarter 2006 EPS target set at $0.45 to $0.46 (including $0.03 for option expense)
St. Louis, MO, February 9, 2006 — Panera Bread Company (Nasdaq:PNRA) today reported that earnings per diluted share for the fiscal year ended December 27, 2005 increased 32% to $1.65 compared to $1.25 per diluted share for the fiscal year ended December 25, 2004. Net income for the fiscal year ended December 27, 2005 increased 35% to $52.2 million compared to $38.6 million for the fiscal year ended December 25, 2004.
For the twelve weeks ended December 27, 2005, earnings per diluted share increased 13% to $0.51 compared to $0.45 for the twelve weeks ended December 25, 2004. Net income for the twelve weeks ended December 27, 2005 increased 15% to $16.2 million compared to $14.0 million for the twelve weeks ended December 25, 2004.
The Company’s fourth quarter and fiscal 2005 consolidated statements of operations and margin analysis are attached as Schedule I. The following table sets forth, for the periods indicated, certain items included in the Company’s consolidated statements of operations (in thousands, except per share data and percentages):

	Fiscal Year Ended		Percentage
	December 27, 2005	December 25, 2004	Increase
Total revenue	$640,275	$479,139	34%
Net income	$52,183	$38,580	35%
Diluted earnings per share	$1.65	$1.25	32%
Shares used in diluted EPS calculation	31,651	30,768

	Twelve Weeks Ended		Percentage
	December 27, 2005	December 25, 2004	Increase
Total revenue	$173,329	$130,146	33%
Net income	$16,162	$14,043	15%
Diluted earnings per share	$0.51	$0.45	13%
Shares used in diluted EPS calculation	31,880	30,977

As of December 27, 2005, there were 877 Panera Bread bakery-cafes open. During the twelve weeks ended December 27, 2005, 53 bakery-cafes were opened, 1 bakery-cafe was closed, and 21 bakery- cafes were acquired by the Company from a franchisee. The breakdown of bakery-cafes by Company-owned and franchised is as follows:

	Company-owned	Franchised	Total System
Bakery-cafes as of October 4, 2005	265	560	825
Bakery-cafes opened	26	27	53
Bakery-cafes closed	(1)	—	(1)
Bakery-cafes acquired (sold)	21	(21)	—

Bakery-cafes as of December 27, 2005	311	566	877
Fourth Quarter 2005 Business Review
The Company’s key metrics showed continued strength in the fourth quarter. Revenues increased 33% from the same period in the prior year. The increased revenues resulted from the 139 new bakery-cafes opened system-wide since the end of 2004 combined with the system-wide increase in comparable bakery-cafe sales of 7.7% (7.4% company and 7.8% franchise). Fourth quarter system-wide average weekly sales increased 6.4% to $40,594, and system-wide operating weeks totaled 10,201. During the quarter, the Company opened 53 bakery-cafes (26 company and 27 franchise). The 26 company bakery-cafe openings compares to 15 opened in the same period in the prior year.
As indicated in the Company’s prior releases, the pre-opening costs and inefficiencies associated with the increased openings combined with higher market research costs were expected to result in slower growth in earnings in the fourth quarter. Fourth quarter net income and earnings per diluted share of $16.2 million and $0.51, respectively, exceeded the Company’s expectations at the start of the quarter ($0.48 to $0.49) as a result of the strength of comparable bakery-cafe sales. However, the higher than expected sales and earnings in the fourth quarter also led to increased incentive compensation costs during the quarter.
2006 Business Outlook
The Company today raised its full year fiscal 2006 earnings per diluted share target to $1.91 to $1.95 (including $0.13 for option expense), an increase of 26% to 28% from comparable pro forma 2005 results (including footnote option expense of $0.13). This increase in targeted EPS is based on upward adjustments in targeted ranges on the company’s key metrics. The Company today has raised its 2006 system-wide comparable sales growth target to 4.0% to 6.0% (equivalent to 2 year comps of approximately 12% to 14%). Additional assumptions on 2006 key metrics include new bakery-cafe development of 150 to 160 bakery-cafes (70 to 75 company and 80 to 85 franchise), average weekly sales of $39,200 to $40,200, and operating weeks of 48,500 to 49,000.
The 2006 EPS target is stated consistent with the implementation of SFAS No.123R, “Share Based Payment,” which requires the Company to begin expensing stock options in fiscal 2006. The Company anticipates the impact of expensing options in 2006 will lower EPS by $0.13 in 2006 (reflected in target). The Company anticipates it will adopt SFAS 123R prospectively effective December 28, 2005. The impact of option expense in prior years, as reported under SFAS 123 in the footnotes to the Company’s financial statements, was $0.13, $0.10, $0.06, and $0.05 per share in 2005, 2004, 2003, and 2002, respectively.
As previously disclosed, the Company will adopt a new quarterly calendar (4-5-4) in 2006 whereby each of its quarters will include 13 weeks, rather than its current calendar which has 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. Supplemental information presenting the Company’s unaudited pro forma consolidated statements of operations and margin analysis for each of the quarters of fiscal 2005 conformed to the 2006 quarterly presentation is attached as Schedule II. The Company intends to show pro forma results for 2005, in addition to historical results, for quarterly comparisons in 2006.

The Company is today setting an earnings per diluted share target for the first quarter of 2006 (which include the 13 weeks ending March 28, 2006) of $0.45 to $0.46 (including $0.03 for option expense), an increase of 25% to 28% from pro forma comparable results for the 13 weeks ended March 29, 2005. Pro forma results for the 13 weeks ended March 29, 2005 were $0.36 per diluted share (including footnote option expense of $0.03). Actual first quarter results for 2005 (which included 16 weeks and three days) were $0.44 per diluted share.
The first quarter target assumes system-wide comparable sales growth of 8.0% to 9.0%, system-wide average weekly sales of $38,800 to $39,300, and system-wide operating weeks of 11,475 to 11,525. Bakery-cafe openings are expected to be 23 (9 company and 14 franchise) compared to 24 (11 company and 13 franchised) in the comparable 13 week period in 2005.
Ron Shaich, chairman and chief executive officer commented, “In 2005 our EPS increased 32% over 2004. Since 2001 our earnings per share has grown at a compounded rate of 39%. This half decade long record of performance is reflective of the strength of our concept and demonstrates the vitality of our growing national brand. We are excited by the quick start to 2006, and are more confident than ever of our ability to deliver a year of 26% to 28% EPS growth as we continue to develop, execute and further innovate the Panera Bread brand.”
The Company will discuss 2005 results in a conference call that will be broadcast on the internet at 8:30 A.M. Eastern Time on February 10, 2006. To access the call or view a copy of this release (when issued), go to http://www.panerabread.com/about_investor.aspx. Access to the call and the release will be archived for one year.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company bakery-cafes and franchise bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of the Company’s financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panera.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results and future earnings per share contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: variations in the number and timing of bakery-cafe openings; the ability by the Company and franchisees to operate additional bakery-cafes profitably; public acceptance of new bakery-cafes; competition; national and regional weather conditions; changes in restaurant operating costs, particularly market changes, food and labor costs, and inflation; and other factors that may affect retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 25, 2004 and its quarterly reports on Form 10-Q.

Schedule I
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	For the twelve weeks ended		For the fiscal year ended
	December 27, 2005	December 25, 2004	December 27, 2005	December 25, 2004
Revenues:
Bakery-cafe sales	$136,994	$99,243	$499,422	$362,121
Franchise royalties and fees	14,154	11,915	54,309	44,449
Fresh dough sales to franchisees	22,181	18,988	86,544	72,569

Total revenue	173,329	130,146	640,275	479,139
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	38,914	27,535	142,675	101,832
Labor	40,693	29,859	151,524	110,790
Occupancy	9,720	7,129	37,389	26,730
Other operating expenses	18,144	11,570	70,003	51,044

Total bakery-cafe expenses	107,471	76,093	401,591	290,396
Fresh dough cost of sales to franchisees	19,143	16,819	75,036	65,627
Depreciation and amortization	8,530	6,598	33,011	25,298
General and administrative expenses	12,136	8,002	46,301	33,338
Pre-opening expenses	1,295	544	3,241	2,642

Total costs and expenses	148,575	108,056	559,180	417,301

Operating profit	24,754	22,090	81,095	61,838
Interest expense	13	(2)	50	18
Other (income) expense, net	(711)	(21)	(1,133)	1,065

Income before income taxes	25,452	22,113	82,178	60,755
Income taxes	9,290	8,070	29,995	22,175

Net income	$16,162	$14,043	$52,183	$38,580

Net income per share:
Basic	$0.52	$0.46	$1.69	$1.28

Diluted	$0.51	$0.45	$1.65	$1.25

Weighted average shares used in computation:
Basic	31,090	30,390	30,871	30,154

Diluted	31,880	30,977	31,651	30,768

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	For the twelve weeks ended		For the fiscal year ended
	December 27, 2005	December 25, 2004	December 27, 2005	December 25, 2004
Revenues:
Bakery-cafe sales	79.0%	76.2%	78.0%	75.6%
Franchise royalties and fees	8.2	9.2	8.5	9.3
Fresh dough sales to franchisees	12.8	14.6	13.5	15.1

Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	28.4%	27.7%	28.6%	28.1%
Labor	29.7	30.1	30.3	30.6
Occupancy	7.1	7.2	7.5	7.4
Other operating expenses	13.2	11.7	14.0	14.1

Total bakery-cafe expenses	78.4	76.7	80.4	80.2
Fresh dough cost of sales to franchisees (2)	86.3	88.6	86.7	90.4
Depreciation and amortization	4.9	5.1	5.2	5.3
General and administrative expenses	7.0	6.1	7.2	7.0
Pre-opening expenses	0.7	0.4	0.5	0.6

Total costs and expenses	85.7	83.0	87.3	87.1

Operating profit	14.3	17.0	12.7	12.9
Interest expense	—	—	—	—
Other (income) expense, net	(0.4)	—	(0.2)	0.2

Income before income taxes	14.7	17.0	12.8	12.7
Income taxes	5.4	6.2	4.7	4.6

Net income	9.3%	10.8%	8.2%	8.1%

(1)	As a percentage of Company bakery-cafe sales.

(2)	As a percentage of fresh dough sales to franchisees.

Schedule II
As previously reported, the Company has adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters will include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). The Company’s fiscal week will continue to end on a Tuesday, with fiscal 2006 ending on December 26, 2006. The following presents supplemental unaudited pro forma consolidated statements of operations of the Company as if the new quarterly calendar with 13 weeks in each quarter had been adopted for the first, second, and third quarters of fiscal 2005. The first quarter of fiscal 2005 below includes an additional three days as the Company changed its fiscal week in 2005 to end on a Tuesday rather than a Saturday. These additional three days did not have a material impact on the Company’s financial statements.
PANERA BREAD COMPANY
SUPPLEMENTAL UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the thirteen weeks ended
	March 29, 2005	June 28, 2005	September 27, 2005	December 27, 2005
Revenues:
Bakery-cafe sales	$110,559	$117,836	$123,965	$147,062
Franchise royalties and fees	12,448	13,214	13,426	15,221
Fresh dough sales to franchisees	21,130	20,858	20,681	23,875

Total revenue	144,137	151,908	158,072	186,158
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	29,478	34,925	36,914	41,358
Labor	34,038	36,250	37,945	43,291
Occupancy	8,626	8,751	9,390	10,622
Other operating expenses	15,509	17,209	17,588	19,697

Total bakery-cafe expenses	87,651	97,135	101,837	114,968
Fresh dough cost of sales to franchisees	19,004	17,817	17,585	20,630
Depreciation and amortization	7,313	7,868	8,662	9,168
General and administrative expenses	10,304	11,795	11,083	13,119
Pre-opening expenses	577	552	799	1,313

Total costs and expenses	124,849	135,167	139,966	159,198

Operating profit	19,288	16,741	18,106	26,960
Interest expense	10	17	9	14
Other (income) expense, net	31	(131)	(451)	(582)

Income before income taxes	19,247	16,855	18,548	27,528
Income taxes	7,025	6,152	6,770	10,048

Net income	$12,222	$10,703	$11,778	$17,480

Net income per share:
Basic	$0.40	$0.35	$0.38	$0.56

Diluted	$0.39	$0.34	$0.37	$0.55

Weighted average shares used in computation:
Basic	30,583	30,836	30,990	31,098

Diluted	31,366	31,653	31,697	31,873

In accordance with Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-Based Compensation,” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of SFAS 123,” the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees,” and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. Accordingly, no compensation costs have been recognized in the Consolidated Statements of Operations for the stock option plans, as the exercise price of stock options equals the market price of the underlying stock on the grant date. Under the new quarterly calendar, stock-based compensation costs would have decreased the unaudited pro forma earnings per diluted share by $0.03, $0.04, $0.03, and $0.03 for the first, second, third, and fourth quarters of fiscal 2005, respectively.

Schedule II (continued)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s supplemental unaudited pro forma consolidated statements of operations for the period indicated. Percentages may not add due to rounding:
PANERA BREAD COMPANY
SUPPLEMENTAL UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS

	For the thirteen weeks ended
	March 29, 2005	June 28, 2005	September 27, 2005	December 27, 2005
Revenues:
Bakery-cafe sales	76.7%	77.6%	78.4%	79.0%
Franchise royalties and fees	8.6	8.7	8.5	8.2
Fresh dough sales to franchisees	14.7	13.7	13.1	12.8

Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	26.7%	29.6%	29.8%	28.1%
Labor	30.8	30.8	30.6	29.4
Occupancy	7.8	7.4	7.6	7.2
Other operating expenses	14.0	14.6	14.2	13.4

Total bakery-cafe expenses	79.3	82.4	82.1	78.2
Fresh dough cost of sales to franchisees (2)	89.9	85.4	85.0	86.4
Depreciation and amortization	5.1	5.2	5.5	4.9
General and administrative expenses	7.1	7.8	7.0	7.0
Pre-opening expenses	0.4	0.4	0.5	0.7

Total costs and expenses	86.6	89.0	88.5	85.5

Operating profit	13.4	11.0	11.5	14.5
Interest expense	—	—	—	—
Other (income) expense, net	—	(0.1)	(0.3)	(0.3)

Income before income taxes	13.4	11.1	11.7	14.8
Income taxes	4.9	4.0	4.3	5.4

Net income	8.5%	7.0%	7.5%	9.4%

(1)	As a percentage of Company bakery-cafe sales.

(2)	As a percentage of fresh dough sales to franchisees.